UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Pentair plc

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PENTAIR 2017 SHAREHOLDER ENGAGEMENT April 2017

AGENDA Business Results and Repositioning 2016 Shareholder Outreach Recent Compensation Decisions on CEO Pay Disclosure in the Summary Compensation Table Summary of Key Executive Compensation Changes

Business RESULTS and REPOSITIONING 3 YEARS SINCE PNR HIT ALL-TIME HIGH OF $83 50th ANNIVERSARY IN 2016 40th Year of Increasing Dividends 538% TSR 16% TSR in 2016 over CEO’s 16 year tenure in 2016 BUSINESS REPOSITIONING 2016 BUSINESS RESULTS Downturn in the Energy/Industrial Complex in 2014 30% exposure to Energy when oil peaked at $100+/barrel Valves & Controls Segment bore the brunt of cyclical headwinds in Energy Remaining segments also faced headwinds from reduced industrial capital spending Aligning our cost structure with the reality of a slower growth world and the Valves & Controls divestiture Integration of ERICO—a large, strategic acquisition in 2015 that is a great fit for Pentair—and improved cash flow performance, which exceeded target in 2016 Combined our two water businesses into one Water Segment and renamed Technical Solutions to the more appropriate Electrical Segment, which also includes ERICO Streamlining the organization, making it simpler, leaner and better aligned for high performance Focus on portfolio realignment, cost control, free cash flow, and top line growth In August 2016 we entered into a Share Purchase Agreement to sell Valves & Controls Segment to Emerson Electric Co. 2016 EPS +14% and Adjusted EPS +8% 2016 Operating Income +14% and Segment Income +11% 2016 Free Cash Flow +19% 2016 Sales +6% The results of the Valves & Control business have been presented as discontinued operations for all periods presented

2016 shareholder outreach Actions Taken Prior to Our Shareholder Outreach that Our Investors Supported WHAT WE HEARD FROM OUR SHAREHOLDERS Actions Taken Considering Our Shareholders’ Feedback Any payment under our incentive plans requires the attainment of rigorous performance thresholds and stretch targets Increased the weighting of our free cash flow measure from 10% to 30% Reduced the weighting of individual performance in the annual incentive from 20% to 10% Replaced cash-settled performance units with performance share units Introduced adjusted EPS as the performance share unit measure Carefully assessed the 2017 pay opportunity, taking into account not only competitive market data, but also factors such as company, business unit and individual performance, scope of responsibility, critical needs/skill sets, experience, leadership potential and succession planning Replaced core revenue growth with a profitable growth measure and increased the weighting from 20% to 30% for 2017 annual incentives Eliminated the individual performance factor from the 2017 annual incentive of the Executive Officers to further reinforce the importance of financial results For 2017, increased performance share units from one third to 50% of the Executive Officers’ long-term incentive mix Augmented adjusted EPS growth measure with return on equity (ROE) weighted 75% and 25%, respectively, for 2017 PSU awards Performance goals disclosed for adjusted EPS and return on equity (ROE) performance share units in the year of grant Increased stock ownership requirement for Segment Presidents in 2017 Our 2016 shareholder outreach included 35 of our largest shareholders representing over 70% of our outstanding shares Executive compensation program demonstrates a true pay-for-performance linkage and shareholder alignment Annual incentive plan measures of operating income and free cash flow are well aligned with shareholder interests Free cash flow measure is particularly valued because it reflects the quality of our earnings stream Reward profitable growth, not growth at any cost Greater portion of long-term compensation should be performance-vested equity Adjusted EPS viewed as a measure closely tied to creation of shareholder value, but suggestion to add a return and/or relative performance measure Disclosure of performance goals in year of grant CEO and other Executive Officer stock ownership highly valued

2015 Base Salary increase of 4% over 2014 Short-Term Cash payout at 0% of target award Long-Term Cash payout at 62% of target award Long-Term Equity same as 2014 award Total Comp declined 36% compared to 2014 2016 No change to base salary in 2016 Short Term Cash payout at 95% of target award; No change in short-term incentive (STI) target in 2016 Long-Term Cash payout at 30% of target award; Cash performance units (CPU) replaced by performance share units (PSU) Target LTI award remains unchanged, but PSU replaced CPU CEO’s target compensation for 2016 substantially similar to 2015 2017 No change to base salary in 2017 No change in short-term incentive (STI) target in 2017 N/A Target LTI award remains unchanged; PSUs at 50% of mix CEO’s target compensation for 2017 substantially similar to 2015/16 CEO PAY DECISIONS CEO Target Pay Substantially Unchanged Since 2015

90% OF 2016 CEO DIRECT COMPENSATION IS at Risk 2016 CEO DIRECT COMPENSATION MIX 2014 - 2016 Realizable LTI Realizable LTI Comp is 58% vs. 3-Year Summary Compensation Table

Due to our replacement of cash settled performance units (CPU) with performance share units (PSU) in our long-term incentive program beginning in 2016, the total compensation disclosed in our required 2016 Summary Compensation Table “doubles up” on our NEOs’ long-term incentives The “double counting” occurs because, as required by applicable SEC regulations, the Table includes both the CPUs that were earned in 2016 and the PSUs granted in 2016, which will not be earned until the end of the performance period in 2018 To facilitate comparability with prior years, we included an alternative summary compensation table showing Mr. Hogan’s total compensation for 2016 without this “doubling up” by eliminating the PSUs granted in 2016 and including only the CPUs earned in 2016 Our CEO’s total compensation amount for 2016 was also significantly impacted by a change in pension value resulting from the pension plan’s benefit formula and interest rate changes Disclosure in the Summary Comp Table

Summary OF KEY EXEC COMPENSATION CHANGES Compensation Decisions CEO target pay substantially unchanged since 2015 CEO realizable LTI Comp is 58% vs. 3-Year Summary Compensation Table No salary increases for NEOs in 2016 or 2017 No 2015 annual incentive awards for any NEOs 2016 annual incentive payout below target except for Water President CPU award for 2012-2014 period paid out at 62% of target CPU award for 2013-2015 period paid out at 30% of target Adopted Formal Clawback Policy Specified Minimum Vesting Periods for Restricted Stock Units, Performance Units, and Stock Options Increased CEO Stock Ownership Guidelines Adopted Holding Period for Restricted Shares/Stock Awards Replaced KEESA Single-Trigger Equity Vesting with Double-Trigger in all new agreements Replaced KEESA Excise Tax Gross-Up with Excise Tax “Net Best” approach in all new agreements Adopted Performance Share Units to replace Cash Settled Performance Units (PSU) Introduced Adjusted EPS as measure for PSU Increased weighting of Free Cash Flow in annual incentive plan Instituted Formal Shareholder Outreach process Increased Performance Share Units to 50% of Annual Grant Added ROE as second PSU measure Updated Compensation Peer Group post V&C sale Increased Segment President Stock Ownership Guidelines Completed Proxy Redesign and increased level of disclosure APPRECIATE YOUR SUPPORT AND “FOR” VOTE ON NEO COMPENSATION 2014 2015 2016 2017

WIN RIGHT… WIN RIGHT CUSTOMER FIRST We Make it Easy for Customers to do Business with Pentair and are Tenacious about Meeting Customer Commitments ACCOUNTABILITY FOR PERFORMANCE We Commit to High Standards of Performance and Demonstrate Personal Ownership for Getting the Job Done INNOVATION AND ADAPTABILITY We Actively Pursue Continuous Improvement, Adapting to Changing Circumstances and Applying New Ideas POSITIVE ENERGY We Display a Positive Outlook and Take Responsibility for Our Impact on Others RESPECT AND TEAMWORK We Treat Others with Respect and Openness; We Collaborate and Align with Others for Team Success. ABSOLUTE INTEGRITY We are Committed to Honest and Ethical Business Practices in Our Dealings with Customers, Business Partners, Investors, Communities, and Each Other …OUR DEDICATION TO ACT ACCORDING TO THE HIGHEST ETHICAL STANDARDS

NON-GAAP RECONCILIATION